UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 22, 2016

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2016, Navidea Biopharmaceuticals, Inc. (the “Company”) appointed Michael M. Goldberg, M.D., age 57, as its President and Chief Executive Officer. Dr. Goldberg will remain a member of the Board of Directors (the “Board”) of the Company, however, he will no longer serve as the Chairman of the Board or as a member of its Audit Committee, which positions will be filled by Dr. Eric Rowinsky. Dr. Goldberg has served as a director of the Company since November 2013 and as interim Chief Executive Officer of the Company from May to October 2014. Dr. Goldberg is currently a Managing Partner of Montaur Capital Partners since January 2007. Prior to this role, he served as the Chairman of the Board and Chief Executive Officer of Emisphere Technologies, Inc., the pioneer in the development of oral delivery technologies for macromolecules, from August 1990 to January 2007. Prior to Emisphere, Dr. Goldberg was a Vice President in Investment Banking of The First Boston Corporation, where he was a founding member of the Healthcare Banking Group. Dr. Goldberg is or has been a Director of Echo Therapeutics, Inc., AngioLight, Inc., Urigen Pharmaceuticals, Inc., Alliqua BioMedical, Inc., and ADVENTRX Pharmaceuticals Inc. He graduated from the accelerated six year combined BS/MD program from Rensselaer Polytechnic Institute and the Albany Medical College in 1982, and obtained an M.B.A. from the Graduate School of Business, Columbia University, in 1985.

In connection with his appointment, effective as of September 22, 2016, the Company entered into an employment agreement (the “Employment Agreement”) with Dr. Goldberg. The Employment Agreement has a one-year term (the “Term”), renewable annually by the Board. During the Term, Dr. Goldberg will receive an annual base salary of $400,000, of which (i) $300,000 shall be payable in bi-monthly installments of $12,500, and (ii) $100,000 shall be payable at such time as the Board determines in its sole discretion that the Company has adequate cash flow, subject to annual review and increase by the Compensation Committee of the Board. Dr. Goldberg shall also be entitled to an annual bonus of up to 75% of his annual base salary, based on achievement of annual target performance goals established by the Compensation Committee. In the event that the market capitalization of the Company at the end of the calendar year during the Term is at least $250,000,000, then the Compensation Committee of the Board may at its sole discretion increase the annual bonus to an amount equal to up to 100% of his annual base salary. Pursuant to the Employment Agreement, Dr. Goldberg has been granted options to purchase up to 5,000,000 shares of the Company’s common stock, $0.001 par value (“Common Stock”), at an exercise price of $1.00 per share, to become vested and exercisable, subject to stockholder approval of the Company’s 2016 Stock Incentive Plan (the “2016 Plan”) recently adopted by the Board, in full if the average closing price of the Common Stock over five (5) consecutive trading days equals or exceeds $2.50 per share (subject to adjustment) (the “Vesting Conditions”); provided, however, if stockholder approval of the 2016 Plan is not obtained at the first meeting of stockholders at which a vote takes place, the stock options shall be deemed void ab initio and, for a period of five years, if the Vesting Conditions are met, Dr. Goldberg shall be entitled to a bonus upon his written notice to the Company calculated as the per share closing price of the Common Stock on the date of such notice minus $1.00 multiplied by 5,000,000. Dr. Goldberg is also entitled to receive options in an amount equal to up to one percent (1%) of the ownership interest in the Company’s subsidiary, Macrophage Therapeutics, as further described in the Employment Agreement. The Employment Agreement is designed to approximate in value the employment contract of the Company’s prior chief executive officer.

If, during the Term, the Company terminates Dr. Goldberg’s employment Without Cause or if he terminates his employment for Good Reason (each as defined in the Employment Agreement), Dr. Goldberg shall be paid as severance (i) his continued base salary, as in effect at termination, payable through the Severance Period (as defined in the Employment Agreement), (ii) a bonus equal to twelve (12) months of his then current annual base salary plus an additional two (2) months’ base salary for every completed year of his service, and (iii) his unpaid bonus, if any, for the year he was terminated, prorated to the date of termination.

The Employment Agreement also contains customary non-competition and non-solicitation covenants that bind Dr. Goldberg during the Term and for a period of one year thereafter.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Information required with respect to Item 404(a) of Regulation S-K is contained within the section entitled “Part III—Item 13. Certain Relationships and Related Transactions, and Director Independence” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on March 23, 2016, which section is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Employment Agreement, effective September 22, 2016, by and between Navidea Biopharmaceuticals, Inc. and Michael M. Goldberg, M.D.

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, ability to repay debt, the outcome of the CRG litigation, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: September 26, 2016	By:	/s/ Jed A. Latkin
Jed A. Latkin, Interim Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1	Employment Agreement, effective September 22, 2016, by and between Navidea Biopharmaceuticals, Inc. and Michael M. Goldberg, M.D.